Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) dated as of September 23, 2009 is entered into among AGC FUNDING CORPORATION (the “Seller”), AMERICAN GREETINGS CORPORATION, in its capacity as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), PNC BANK, NATIONAL ASSOCIATION (in its individual capacity, “PNC”), as purchaser agent for Market Street Funding LLC, as Administrator for each Purchaser Group (in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and permitted assigns in such capacity, the “LC Bank”) and MARKET STREET FUNDING LLC (in its individual capacity, “Market Street”), as a Conduit Purchaser and as a Related Committed Purchaser.

RECITALS

1. The Seller, the Servicer, the Administrator, PNC, Market Street and the LC Bank are parties to the Amended and Restated Receivables Purchase Agreement dated as of October 24, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

2. The parties hereto desire to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Agreement shall have the same meanings herein as therein defined.

2. Amendments to Agreement.

(a) Section 1.2 of the Agreement is hereby amended by inserting in the appropriate order the following new clause (h):

(h) At any time and from time to time upon at least ten (10) Business Days written notice to the Administrator, the Seller may repurchase the Purchased Interest in any Triggered Receivables on the terms hereinafter set forth. Upon deposit to the applicable Lock-Box Account of an amount equal to the purchase price or other payment for such Triggered Receivables paid by the Credit Protection Provider pursuant to the applicable Credit Protection Agreement and satisfaction of the terms and conditions set forth herein, the Agent (on behalf of the Purchasers) shall be deemed to have reconveyed all of its right, title and interest in, to and under the Purchased Interest in such Triggered Receivables to the Seller without recourse, representation or warranty of any kind (except for a representation that the Purchased Interest in such Triggered Receivables assigned is (or concurrently with receipt by the Administrator of evidence that such purchase price or other payment has been deposited to the applicable Lock-Box Account shall become) free of any Adverse Claim created by the Administrator for itself and on behalf of the Purchasers), and the security interest of the Administrator (for itself and on behalf of the Purchasers) in the affected Triggered Receivables and any Related Security, Collections and proceeds with respect thereto shall be automatically released, all without further action of the Administrator, the Purchasers or any other Person; provided, that the Administrator shall, if requested, execute and deliver, at the Seller’s expense, to the Seller such documents and instruments as are reasonably requested and authorize the filing of such UCC-3 termination or amendment statements as are appropriate to release its interest (for itself and on behalf of the Purchasers) in the affected Triggered Receivables and any Related Security, Collections and proceeds with respect thereto.

(b) Clause third of Section 1.4(d)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

third to each Purchaser Agent ratably according to the aggregate of the Investment of each Purchaser in each such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of each Purchaser’s Investment (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the Aggregate Investment); it being understood that each Purchaser Agent shall distribute the amounts described in the second and third clauses of this Section 1.4(d)(ii) to the Purchasers within its Purchaser Group ratably according to Discount and Investment, respectively,

(c) Clause fourth of Section 1.4(d)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

fourth to the LC Collateral Account for the benefit of the LC Bank, until the amount of cash collateral held in such LC Collateral Account equals the aggregate outstanding amount of the LC Amount (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the aggregate outstanding amount of the LC Amount),

(d) Clause (b) of Section 1.12 of the Agreement is hereby amended and restated in its entirety as follows:

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Facility Termination Date. Each

Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank.

(e) Section 4.2 of the Agreement is hereby amended by inserting, in the appropriate order, the following new clause (d):

(d) To effect the sale, assignment or other transfer of Triggered Receivables, Seller hereby grants to Servicer a power of attorney to execute in the name of Seller any writing or instrument in connection with any assignment of Triggered Receivables permitted herein to a Credit Protection Provider, including without limitation any sale, assignment or transfer agreements on behalf of Seller.

(f) The amount specified as the “Commitment” with respect to Market Street in its capacity as a Related Committed Purchaser and as set forth below its Purchaser Agent’s signature to the Agreement is hereby amended and restated in its entirety as set forth below its Purchaser Agent’s signature hereto.

(g) The amount specified as the “Commitment” for PNC Bank, National Association in its capacity as LC Bank and as set forth below its signature in such capacity to the Agreement is hereby amended and restated in its entirety as set forth below its signature in such capacity hereto.

(h) Exhibit I to the Agreement is hereby amended by inserting in the appropriate order the following new definitions:

“Adjusted LC Amount” means, at any time, the LC Amount less the amount of cash collateral held in the LC Collateral Account at such time.

“Credit Protection Agreement” means, with respect to an Obligor listed on Schedule IV hereto (as such Schedule IV may be updated from time to time in accordance with clause (o) of Section 1 of Exhibit IV), any trade put agreement, credit default swap, credit insurance arrangement or other arrangement entered into by an Originator and a third party credit protection provider (the “Credit Protection Provider”) pursuant to which (a) such Originator has obtained credit protection with respect to all or a portion of the Receivables of such Obligor and has assigned its rights with respect thereto to the Seller and (b) the terms thereof require the Receivables of such Obligor to be assigned to the applicable Credit Protection Provider against payment for such Receivables upon the occurrence of a credit event or other triggering event set forth therein, in each case in form and substance reasonably satisfactory to the Administrator.

“Credit Protection Provider” has the meaning set forth in the definition of “Credit Protection Agreement”.

“Excluded Obligor” means any Obligor with respect to which any Receivable has become a Triggered Receivable.

“Triggered Receivable” means any Receivable that is subject to a Credit Protection Agreement approved in writing by the Administrator (which approval shall not be unreasonably withheld or delayed) and for which (a) a credit event or other triggering event (in each case, as defined therein) has occurred under the related Credit Protection Agreement and (b) the Servicer, on behalf of the Seller, has exercised its right to require the Credit Protection Provider to make payment against the assignment of such Receivable.

(i) The definition of “Concentration Percentage” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

“Concentration Percentage” means, at any time, the percentages set forth below:

Obligor	Concentration Percentage
Target Corporation, so long as it is a Group A Obligor	40.0%

Any Group A Obligor other than Target	23.0%

Any Group B Obligor	11.5%

Any Group C Obligor	8.0%

Sum of the five (5) largest Group D Obligors	23.0%

Any other Group D Obligor	5.0%

(j) The definition of “Dilution Reserve Percentage” set forth in Exhibit I to the Agreement is hereby amended by deleting the number “2.0” therein and substituting the number “2.25” therefor.

(k) Clause (a) of the definition of “Eligible Receivables” set forth in Exhibit I to the Agreement is hereby amended by renumbering sub-clause (iii) as “(iv)” and by inserting, immediately prior to the word “and” prior to the renumbered sub-clause (iv), the following new sub-clause (iii):

(iii) not an Excluded Obligor

(l) Clause (ii) of the definition of “Excess Concentration” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

(ii) the amount by which the Outstanding Balance of all Eligible Receivables of the largest Group D Obligor exceeds 40% of the sum of the Outstanding Balance of all Eligible Receivables of the five largest Group D Obligors (in each case after taking into account any deduction for amounts relating to clause (i) of this definition), plus

(m) Clause (a) of the definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is hereby amended by deleting the date “October 23, 2009” therein and substituting the date “September 21, 2012” therefor.

(n) The parenthetical in clause (d) of the definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is hereby deleted in its entirety.

(o) The definition of “ISP98 Rules” set forth in Exhibit I to the Agreement is hereby deleted in its entirety.

(p) The definition of “Loss Reserve Percentage” set forth in Exhibit I to the Agreement is hereby amended by deleting the percentage “15%” therein and substituting the percentage “23%” therefor.

(q) The definition of “Market Street Yield Rate” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:

“Market Street Yield Rate” for any Yield Period for any Portion of Investment of the Purchased Interest in the case of Market Street or any Purchaser in its Purchaser Group, means an interest rate per annum equal to, at the option of Market Street or any such Purchaser: (a) the rate set forth as the “Applicable Margin” in the Purchaser Group Fee Letter relating to Market Street above the Euro-Rate for such Yield Period, or (b) the Base Rate for such Yield Period; provided, that the “Market Street Yield Rate” for any day while a Termination Event exists shall be an interest rate equal to the greater of (i) 2% per annum above the applicable Base Rate in effect on such day and (ii) the “Market Street Yield Rate” as calculated in clause (a) above.

(r) The definition of “Purchase Limit” set forth in Exhibit I to the Agreement is hereby amended by deleting the amount “$90,000,000” therein and substituting the amount “$80,000,000” therefor.

(s) The definition of “Purchased Interest” set forth in Exhibit I to the Agreement is hereby amended by deleting the reference to “LC Amount” therein and substituting a reference to “Adjusted LC Amount” therefor.

(t) The definition of “Receivables” set forth in Exhibit I to the Agreement is hereby amended by inserting at the end thereof the following new sentence:

Notwithstanding the foregoing, once any Receivable of an Obligor becomes a Triggered Receivable pursuant to Section 1.2(h), then, on and after the date that any such Triggered Receivable shall have been assigned to a Credit Protection Provider, all Receivables of such Obligor (whether Triggered Receivables or not) shall no longer constitute Receivables hereunder.

(u) The definition of “Receivables Based Loss Reserve Percentage” set forth in Exhibit I to the Agreement is hereby amended by deleting the number “2.0” therein and substituting the number “2.25” therefor.

(v) The definition of “Sales Based Loss Reserve Percentage” set forth in Exhibit I to the Agreement is hereby amended by deleting the number “2.0” therein and substituting the number “2.25” therefor.

(w) Clause (e) of Section 1 of Exhibit IV to the Agreement is hereby amended by inserting, immediately prior to the period at the end of such clause, the following phrase:

; provided, that, subject to Section 1.2(h), the Servicer, on behalf of the Seller, may sell or otherwise assign Triggered Receivables and the Related Security, Collections and proceeds with respect thereto in accordance with a Credit Protection Agreement.

(x) Clause (o) of Section 1 of Exhibit IV to the Agreement is hereby amended and restated in its entirety as follows:

(o) The Seller shall not purchase any Receivable that is the subject of a Credit Protection Agreement unless the Administrator shall have approved in writing the form and substance of such Credit Protection Agreement (such approval not to be unreasonably withheld or delayed). Upon any such approval, the Servicer shall promptly deliver to the Administrator a revised Schedule IV which sets forth each Obligor the Receivables of which are subject to a Credit Protection Agreement that has been so approved by the Administrator.

(y) Clause (c) of Section 3 of Exhibit IV to the Agreement is hereby amended and restated in its entirety as follows:

(c) Not less than one member of the Seller’s Board of Directors shall be an individual (i) who has (A) prior experience as an Independent Director for a corporation or limited liability company whose charter documents require the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (B) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, (ii) who is reasonably acceptable to the Administrator and each Purchaser Agent as evidenced in a writing executed by the Administrator and each Purchaser Agent and (iii) who is not, and has not been for a period of five years prior to his or her appointment as an Independent Director of the Seller: (A) a direct, indirect or beneficial stockholder, affiliate, associate, customer, advisor or supplier of Greetings or any of its Affiliates (provided that indirect stock ownership of Greetings or of any Affiliate thereof by any person through a mutual fund or similar diversified investment pool shall not disqualify such person from being an Independent Director of the Seller unless such person maintains direct or indirect control of the investment decisions of such mutual fund or similar diversified investment pool), (B) a director, officer, employee, partner, attorney or consultant of Greetings or any of its Affiliates (other than the Seller) (Greetings and its Affiliates (other than the Seller) being hereinafter referred to as the “Parent Group”), (C) a person related to any person referred to in clauses (iii)(A) and (B) above, (D) a person controlling or under common control with any stockholder, partner, officer, director, employee, affiliate, associate, customer, advisor or supplier of Greetings or any of its Affiliates (other than, in the case of a director, officer, employee or partner, the Seller) or (E) a trustee, conservator or receiver for any member of the Parent Group (such an individual meeting the requirements set forth above, the “Independent Director”). The certificate of incorporation of the Seller shall provide that: (i) at least one member of the Seller’s Board of Directors shall be an Independent Director, (ii) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, (iii) the Seller’s Board of Directors shall not vote on any matter requiring the vote of its Independent Director under its certificate of incorporation unless and until at least one Independent Director is then serving on the Seller’s Board of Directors, and (iv) the provisions requiring an Independent Director and the provisions described in clauses (ii) and (iii) of this sentence cannot be amended without the prior written consent of each Independent Director. As used in this clause (c), “control” means the possession directly or indirectly of the power to direct or cause the direction of management policies or activities of a person or entity whether through ownership of voting securities, by contract or otherwise.

(z) The Agreement is hereby amended by inserting in the appropriate order a new Schedule IV as Schedule IV attached hereto.

3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to each Purchaser and the Administrator as follows:

(a) Representations and Warranties. The representations and warranties of such Person contained in Exhibit III of the Agreement are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date, and in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c) No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

4. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

5. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrator of (i) counterparts of this Amendment executed by each of the other parties hereto, (ii) counterparts of that certain amended and restated Purchaser Group Fee Letter, dated as of the date hereof, executed by the Seller, the Servicer, PNC and Market Street and (iii) executed copies of that certain amendment to the Seller’s certificate of incorporation, dated as of the date hereof, in each case in form and substance satisfactory to the Administrator in its sole discretion.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart hereof by facsimile or by email of a .pdf copy thereof shall be effective as delivery of an originally executed counterpart hereof.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including for such purpose Sections 5-1401 and 5-1402 of the general obligations law of the State of New York).

8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

(continued on following page)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AGC FUNDING CORPORATION, as Seller

By:	/s/ Gregory M. Steinberg
Name: Gregory M. Steinberg Title: Vice President and Treasurer

AMERICAN GREETINGS CORPORATION, as Servicer

By:	/s/ Gregory M. Steinberg
Name: Gregory M. Steinberg Title: Treasurer

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PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ William P. Falcon
Name: William P. Falcon Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for Market Street Funding LLC

By:	/s/ William P. Falcon
Name: William P. Falcon Title: Vice President

Commitment: $80,000,000

PNC BANK, NATIONAL ASSOCIATION, as LC Bank

By:	/s/ Joseph G. Moran
Name: Joseph G. Moran Title: Senior Vice President

Commitment: $80,000,000

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MARKET STREET FUNDING LLC, as a Conduit Purchaser and as a Related Committed Purchaser

By:	/s/ Doris J. Hearn
Name: Doris J. Hearn Title: Vice President

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SCHEDULE IV

TRIGGERED RECEIVABLE OBLIGORS AND RELATED CREDIT

PROTECTION AGREEMENTS

None

IV-1